                                                           Exhibit (j)

Independent Auditors' Consent

The Board of Directors
Advantus Bond Fund, Inc.
Advantus Cornerstone Fund, Inc.
Advantus International Balanced Fund, Inc.
Advantus Mortgage Securities Fund, Inc.
Advantus Real Estate Securities Fund, Inc.
Advantus Spectrum Fund, Inc.
Advantus Venture Fund, Inc.:

We consent to the use of our reports dated November 8, 2002 and September
5, 2003, incorporated by reference herein and the references to our Firm under the headings "Financial Highlights" in Part A and "Auditors" and
"Financial Statements" in Part B of the Registration Statement of the Ivy
Funds.

/s/ KPMG LLP
----------------------
Minneapolis, Minnesota
October 20, 2003